Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints EDUARDO F. MENEZES, MELISSA N. SCHAEFFER, and MATTHEW LEPORE, and each of them acting severally, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign the Form 10-K Annual Report for the fiscal year ended 30 September 2025 and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities and Exchange Act of 1934, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eduardo F. Menezes	Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2025
Eduardo F. Menezes

/s/ Tonit M. Calaway	Director	November 20, 2025
Tonit M. Calaway

/s/ Lisa A. Davis	Director	November 20, 2025
Lisa A. Davis

/s/ Andrew W. Evans	Director	November 20, 2025
Andrew W. Evans

/s/ Jessica Trocchi Graziano	Director	November 20, 2025
Jessica Trocchi Graziano

/s/ Paul C. Hilal	Director	November 20, 2025
Paul C. Hilal

/s/ Bhavesh V. Patel	Director	November 20, 2025
Bhavesh V. Patel

/s/ Dennis H. Reilley	Director Vice Chairman of the Board of Directors	November 20, 2025
Dennis H. Reilley

/s/ Wayne T. Smith	Director Chairman of the Board of Directors	November 20, 2025
Wayne T. Smith

/s/ Alfred Stern	Director	November 20, 2025
Alfred Stern

/s/ Howard Ungerleider	Director	November 20, 2025
Howard Ungerleider